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                                                                    Exhibit 99.1


                                        FOR IMMEDIATE RELEASE
                                        Contacts: Jessica Levy
                                                  Bock Communications, Inc.
                                                  Phone +1 714.540.1030, ext.18
                                                  jlevy@bockpr.com


        Repeater Technologies Files a Voluntary Petition Under Chapter 7

Sunnyvale, Calif., Oct. 4,2002-Repeater Technologies, Inc. today announced that it has filed a voluntary petition for protection under Chapter 7 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in San Jose, California. The company's assets will be administered and liquidated by a Chapter 7 trustee. Further information regarding the case may be obtained from the Court.

Repeater Technologies also announced that four of its six directors resigned from the company's Board of Directors on October 3, 2002. Timothy A. Marcotte, Repeater Technologies' Chief Executive Officer, and Chris L. Branscum, the company's President, remain as the Company's directors.